UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026

StepStone Private Credit Fund LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01624	92-0758580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

277 Park Avenue 44th Floor
New York, New York	10172
(Address of principal executive offices)	(Zip Code)

(212) 351-6100

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	Indicate by check N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

As of October 1, 2026, Stepstone Private Credit Fund LLC (the “Company”) sold 2,123,951 unregistered shares (the “Sold Shares”) of the Company’s limited liability company interests (the “Shares”) (with the final number of Sold Shares issued being determined on October 21, 2026) pursuant to subscription agreements entered into with the participating investors for aggregate consideration of $54.8 million.

The offer and sale of the Sold Shares were conducted in connection with the Company’s continuous private offering of Shares in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder and/or Regulation S under the Securities Act (the “Private Offering”).

Item 8.01	Other Events.

Net Asset Value

The Company’s net asset value per Share as of September 30, 2026, as determined in accordance with the Company’s valuation policy, was $25.81*.

As of September 30, 2026, the Company’s aggregate net asset value was approximately $3,156.7* million, the fair value of its investment portfolio was approximately $4,751.0* million, and it had $1,745.9* million in debt outstanding (at principal).

Net Investment Income

The Company’s net investment income per Share for the three months ended September 30, 2026 is $0.56* using weighted average Shares outstanding for the period.

Q3 2026 Distribution

As previously announced, on August 11, 2026, the Company’s Board of Directors declared a distribution on the Shares payable on October 30, 2026, to shareholders of record as of the close of business on September 29, 2026 (the “Q3 2026 Distribution”). The Company has announced that the amount of the Q3 2026 Distribution will equal $0.57 per Share. The Q3 2026 Distribution will be paid in cash or reinvested in additional Shares for shareholders participating in the Company’s dividend reinvestment plan.

Status of Offering

The Company is currently conducting the Private Offering on a continuous basis for up to $10 billion in Shares. As of the date hereof, the Company has issued an aggregate of 119,436,909 Shares in the Private Offering for total consideration of approximately $3,116.9 million. These figures do not include any Shares issued in connection with the Company’s distribution reinvestment plan and do not account for Shares repurchased by the Company in connection with the Company’s discretionary quarterly share repurchase program. The Company intends to continue selling Shares in the Private Offering on a monthly basis.

*

The net asset value and net asset value per Share as of September 30, 2026, the number of Shares issued as of October 1, 2026 based on the September 30, 2026 net asset value, the net investment income for the three months ended September 30, 2026 and the fair value of the Company’s investment portfolio as of September 30, 2026 are preliminary estimates based on the Company’s preliminary determinations and current expectations, and such information is inherently uncertain. These preliminary figures are subject to completion of the Company’s customary quarter-end closing and review procedures, including the determination of the fair value of Company’s portfolio investments. As a result, actual results could differ materially from the current preliminary estimates based on adjustments made during the Company’s quarter-end closing and review procedures, and the Company’s reported information in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 may differ from this information, and any such differences may be material.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2026

StepStone Private Credit Fund LLC

By:	/s/ Joseph Cambareri
Name:	Joseph Cambareri
Title:	Chief Financial Officer